Exhibit 99.1

ATMI, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 20, 2014, ATMI, Inc. (“ATMI”) and certain of its subsidiaries (together with ATMI, the “Sellers”) consummated the previously announced transaction to sell the Sellers’ LifeSciences business (the “Business”) to Pall Corporation, a New York corporation (the “Acquiror”) pursuant to the Share and Asset Purchase Agreement (the “Purchase Agreement”) by and among the Sellers and the Acquiror dated December 22, 2013, in exchange for cash proceeds of $185,000,000.00, subject to customary working capital adjustments (the “Transaction”).

The unaudited pro forma condensed consolidated financial statements have been derived from the historical financial statements of ATMI, adjusted to reflect the disposition of the Business.  The following unaudited pro forma condensed consolidated financial statements of ATMI should be read in conjunction with the related notes and with the historical consolidated financial statements of ATMI and the related notes included in its Annual Report on Form 10-K for the period ended December 31, 2012. The unaudited pro forma condensed consolidated balance sheet reflects the disposition of the Business as if it had occurred on September 30, 2013, while the unaudited pro forma condensed consolidated statements of income and operations for the nine months ended September 30, 2013 and 2012, respectively, and for the years ended December 31, 2012, 2011 and 2010, respectively, give effect to the disposition as if it had occurred at the beginning of each period presented. The pro forma adjustments, described in Note 2, are based on the best available information and certain assumptions that ATMI’s management believes to be reasonable.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and should not be considered indicative of the operating results or financial position that might have been achieved had the disposition of the Business closed on September 30, 2013 for the unaudited pro forma condensed consolidated balance sheet, or at the beginning of each period presented for the unaudited pro forma condensed consolidated statements of income.  In addition, future results may vary significantly from the results reflected in such statements.

ATMI, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2013
(in thousands)

	Reported	Pro Forma Adjustments for Discontinued Operations(g)		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$61,756	$179,953	(a)	$241,709
Marketable securities	69,935	(1,660)		68,275
Accounts receivable, net of allowances	58,691	(7,748)		50,943
Inventories, net	97,925	(16,360)		81,565
Other current assets	30,366	(3,517)	(b)	26,849
Total current assets	318,673	150,668		469,341

Property, plant and equipment	141,763	(13,684)		128,079
Goodwill	47,162	(33,514)		13,648
Other intangibles, net	43,214	(24,116)		19,098
Other non-current assets	41,040	(14,618)		26,422
Total assets	$591,852	$64,736		$656,588

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	33,206	(3,864)		29,342
Accrued liabilities	8,000	(1,302)		6,698
Accrued salaries and related benefits	7,768	(2,371)		5,397
Income taxes payable	3,215	7,535	(c)	10,750
Other current liabilities	4,125	7,525	(d)	11,650
Total current liabilities	56,314	7,523		63,837
Other non-current liabilities	15,365	(6,644)	(e)	8,721
Total stockholders' equity	520,173	63,856	(f)	584,029
Total liabilities and stockholders' equity	$591,852	$64,735		$656,587

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ATMI, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Nine Months Ended September 30, 2013
(in thousands except per share amounts)

	Reported	Pro Forma Adjustments for Discontinued Operations (h)	Pro Forma

Revenues	$301,647	$35,532	$266,115
Cost of revenues	160,049	22,496	137,553
Gross Profit	141,598	13,036	128,562

Operating expenses:
Research and development	39,083	5,009	34,074
Selling, general and administrative	68,416	14,110	54,306
Total operating expenses	107,499	19,119	88,380
Operating income (loss)	34,099	(6,083)	40,182

Interest income	896	201	695
Other income (expense), net	1,838	(48)	1,886
Income (loss) before income taxes	36,833	(5,930)	42,763
Provision (benefit) for income taxes	10,512	120.0	10,392
Net income (loss)	$26,321	$(6,050)	$32,371

Earnings (loss) per share:
Basic	$0.82	$(0.19)	$1.01
Diluted	$0.80	$(0.18)	$0.99

Weighted-average common shares outstanding:
Basic	31,937		31,937
Diluted	32,727		32,727

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ATMI, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Nine Months Ended September 30, 2012
(in thousands except per share amounts)

	Reported	Pro Forma Adjustments for Discontinued Operations (h)	Pro Forma

Revenues	$307,320	$30,651	$276,669
Cost of revenues	155,221	20,540	134,681
Gross Profit	152,099	10,111	141,988

Operating expenses:
Research and development	40,586	5,853	34,733
Selling, general and administrative	67,967	11,549	56,418
Total operating expenses	108,553	17,402	91,151
Operating income (loss)	43,546	(7,291)	50,837

Interest income	923	210	713
Other income (expense), net	(509)	(167)	(342)
Income (loss) before income taxes	43,960	(7,248)	51,208
Provision (benefit) for income taxes	14,250	(572)	14,822
Net income (loss)	$29,710	$(6,676)	$36,386

Earnings (loss) per share:
Basic	$0.93	$(0.21)	$1.14
Diluted	$0.91	$(0.20)	$1.11

Weighted-average common shares outstanding:
Basic	31,904		31,904
Diluted	32,659		32,659

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ATMI, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2012
(in thousands except per share amounts)

	Reported	Pro Forma Adjustments for Discontinued Operations (h)	Pro Forma

Revenues	$407,433	$41,584	$365,849
Cost of revenues	206,543	27,285	179,258
Gross Profit	200,890	14,299	186,591

Operating expenses:
Research and development	55,152	7,866	47,286
Selling, general and administrative	86,663	13,142	73,521
Total operating expenses	141,815	21,008	120,807
Operating income (loss)	59,075	(6,709)	65,784

Interest income	1,291	391	900
Other income (expense), net	(240)	(182)	(58)
Income (loss) before income taxes	60,126	(6,500)	66,626
Provision (benefit) for income taxes	17,796	(535)	18,331
Net income (loss)	$42,330	$(5,965)	$48,295

Earnings (loss) per share:
Basic	$1.33	$(0.19)	$1.51
Diluted	$1.30	$(0.18)	$1.48

Weighted-average common shares outstanding:
Basic	31,931		31,931
Diluted	32,664		32,664

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ATMI, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2011
(in thousands except per share amounts)

	Reported	Pro Forma Adjustments for Discontinued Operations (h)	Pro Forma

Revenues	$390,087	$38,264	$351,823
Cost of revenues	205,957	24,857	181,100
Gross Profit	184,130	13,407	170,723

Operating expenses:
Research and development	53,708	6,941	46,767
Selling, general and administrative	83,546	14,835	68,711
Contract termination	84,590	0	84,590
Total operating expenses	221,844	21,776	200,068
Operating loss	(37,714)	(8,369)	(29,345)

Interest income	1,205	95	1,110
Impairment of investments	(776)	(776)	0
Other expense, net	(1,849)	(857)	(992)
Loss before income taxes	(39,134)	(9,907)	(29,227)
Benefit for income taxes	(19,115)	(850)	(18,265)
Net loss	$(20,019)	$(9,057)	$(10,962)

Loss per share:
Basic	$(0.63)	$(0.29)	$(0.35)
Diluted	$(0.63)	$(0.29)	$(0.35)

Weighted-average common shares outstanding:
Basic	31,703		31,703
Diluted	31,703		31,703

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ATMI, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2010
(in thousands except per share amounts)

	Reported	Pro Forma Adjustments for Discontinued Operations (h)	Pro Forma

Revenues	$367,256	$30,737	$336,519
Cost of revenues	191,248	20,508	170,740
Gross Profit	176,008	10,229	165,779

Operating expenses:
Research and development	48,645	3,616	45,029
Selling, general and administrative	85,425	12,730	72,695
Total operating expenses	134,070	16,346	117,724
Operating income (loss)	41,938	(6,117)	48,055

Interest income	949	202	747
Other income, net	7,740	4,253	3,487
Income (loss) before income taxes	50,627	(1,662)	52,289
Provision (benefit) for income taxes	11,121	(1,544)	12,665
Net income (loss)	$39,506	$(118)	$39,624

Earnings (loss) per share:
Basic	$1.26	$(0.00)	$1.26
Diluted	$1.24	$(0.00)	$1.24

Weighted-average common shares outstanding:
Basic	31,413		31,413
Diluted	31,895		31,895

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ATMI, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1: Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical financial information of ATMI adjusted to give effect to the disposition of the Business.

The unaudited pro forma condensed consolidated balance sheet reflects the disposition of the Business as if it had occurred on September 30, 2013, while the unaudited pro forma condensed consolidated statements of income and operations for the nine months ended September 30, 2013 and 2012, respectively, and the years ended December 31, 2012, 2011 and 2010, respectively, give effect to the disposition as if it had occurred at the beginning of each period presented.  The unaudited pro forma condensed consolidated financial statements are based upon available information and assumptions that ATMI believes are reasonable under the circumstances and are prepared to illustrate the estimated effects of the disposition.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and should not be considered indicative of the operating results or financial position that might have been achieved had the disposition of the Business closed on September 30, 2013 for the unaudited pro forma condensed consolidated balance sheet, or at the beginning of each period presented for the unaudited pro forma condensed consolidated statements of income.  In addition, future results may vary significantly from the results reflected in such statements.

Note 2: Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of income:

(a)
Reflects the gross cash proceeds of $185.0 million from the sale of the Business to the Acquiror. The expected working capital adjustment is not included in the pro forma adjustments column; however, we estimate that its resolution will result in an additional cash payment to ATMI of approximately $5 million.

(b)	Includes $0.3 million of current deferred tax assets reclassified to current income tax payable as part of the disposition of the Business.

(c)	Includes $7.5 million of income taxes payable resulting from the disposition of the Business, assuming a tax rate of 9.2%.

(d)	Includes $7.7 million of transaction costs related to the disposition of the Business.

(e) Reflects the reclassification of $1.7 million of non-current deferred tax liabilities to current as a result of the disposition of the Business.

(f) Reflects the estimated gain on the disposition of the Business, net of estimated transaction costs and income taxes, excluding any working capital adjustment.

(g) Reflects the pro forma adjustments to eliminate the assets and liabilities that are directly attributable to the Business and will not continue after the completion of the disposition. Specific deal related activity is noted in items (a) – (f) above.

(h) Reflects the pro forma adjustments to eliminate the revenues and expenses that are directly attributable to the Business and will not continue after the completion of the disposition.